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                                                                 Exhibit 10.12.2

AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT


         This amendment ("AMENDMENT"), dated December    , 1995, is by and
between U.S. Bioscience, Inc. ("USB"), a corporation organized and existing under the laws of the State of Delaware and Ben Venue Laboratories, Inc., a corporation organized and existing under the laws of Pennsylvania, with principal manufacturing facilities at 300 Northfield Road, Bedford, Ohio 44146 ("BVL").

         WHEREAS, USB and BVL entered into a Manufacturing and Supply Agreement dated September 23, 1993, and amended April 11, 1995, relating to the manufacture and supply of Neutrexin(R) (trimetrexate glucuronate) and Ethyol(R) (amifostine) (the "Agreement");

         WHEREAS, USB and BVL desire to amend certain provisions of the Agreement as hereinafter provided; and

         NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereby agree as follows:


         1. Definitions: Except as otherwise specifically provided herein, all capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Agreement.


         2. Section 1.1 is hereby amended to delete from the last sentence of that section:

                  "but if RA approval is not obtained within eighteen (18) months after the date of this Agreement, BVL and USB agree to meet and renegotiate in good faith all or any part of this Agreement which may be affected by the delay of such RA approval."

It is the intention of the parties that this Agreement shall be effective under its current terms notwithstanding that RA in the United States was not received within such eighteen (18) months.


         3. The parties acknowledge that it will be extremely difficult to predict required quantities of Product in the first two years of commercial sale and they will work closely together to attempt to assure that required quantities of Product are made available as quickly and efficiently as possible.


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         4. Section 4.2 is hereby amended to delete from that section the following sentences:

                  "USB shall provide its best estimate for the first commercial order six (6) months in advance of the expected approval date. USB's first commercial order shall be placed with BVL four (4) months in advance of the expected approval date."

         and in its place, the following shall be inserted:

                  "USB shall provide its best estimate for the first commercial order for Ethyol ninety (90) days in advance of the expected commercial launch of Ethyol in the United States. USB's first commercial order for Ethyol shall be placed with BVL not less than sixty (60) days in advance of the expected commercial launch of Ethyol in the United States."

         5. Section 4.3 is hereby deleted and in its place the following shall be inserted:

                  "USB shall submit to BVL in advance of USB's first commercial order, its estimate for both volumes and delivery dates for Ethyol from expected commercial launch in the United States through the end of the calendar year in which such launch is expected to occur."


         6. Section 4.4 is hereby amended to delete the first sentence of that section:

                  "For the years subsequent to the period of Section 4.3, USB shall submit to BVL not less than three (3) months prior to each anniversary of the date of this Agreement, revised estimates for both volumes and delivery dates of its annual requirements,"

         and in its place the following shall be inserted:

                  "For the years subsequent to the period of Section 4.3, USB shall submit to BVL in each calendar year by October 1 for the subsequent calendar year, revised estimates for both volumes and delivery dates of its annual requirements."

         7. Section 5.1 is hereby amended by deleting the second sentence of that section and its place the following shall be inserted:

                  "BVL shall notify USB of price adjustments, if any, at least 120 days in

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                  advance of each calendar year during which this Agreement is in place with such price becoming effective at the beginning of the calendar year subsequent to the notification of any such price increase."


         8. Effect of the Amendment: Other than the specific amendments set forth above, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment embodies the full and complete understanding of the parties hereto with respect to the matters addressed herein and supersedes all prior understandings and agreements whether oral or written.


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement.


U.S. BIOSCIENCE, INC.



By:______________________________

Title:_____________________________

Date:_____________________________


BEN VENUE LABORATORIES, INC.



By:______________________________

Title:____________________________

Date:____________________________


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